                                                                   EXHIBIT 10.30

                                 PMR CORPORATION

                             INCENTIVE STOCK OPTION


____________________, Optionee:

        PMR CORPORATION (the "Company"), pursuant to its 1997 Equity Incentive Plan (the "Plan"), and subject to the Company's stockholders' approval of an increase of the shares authorized for issuance under the Plan to 3,000,000, has granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        The grant hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's employees (including officers), directors or consultants. Defined terms not explicitly defined in this agreement but defined in the Plan shall have the same definitions as in the Plan.

        The details of your option are as follows:

        1. TOTAL NUMBER OF SHARES SUBJECT TO THIS OPTION. The total number of shares of Common Stock subject to this option is one hundred thousand (100,000).

        2. VESTING.

               (a) Subject to the limitations contained herein (including the condition that the Company's stockholders approve the increase of the shares available for issuance under the Plan as described in the introductory paragraph above), the shares subject to this option will vest (become exercisable) upon the earlier to occur of (i) December 3, 2005 or (ii) on the first day following the ten consecutive trading days over which the average closing price of the Company's Common Stock quoted on the Nasdaq National Market or listed on any national securities exchange is at least $27.50 per share.

               (b) Notwithstanding the provisions of subsection 2(a) above, but subject to the provisions of subsection 2(c) below, all of the shares subject to this option shall vest and become immediately exercisable upon the consummation of a "Change in Control." For purposes of this option, "Change in Control" shall mean the occurrence of any of the following events:

                      (i) The Company is merged, consolidated or reorganized into or with another corporation, partnership, limited liability company, or other entity or person, and as a result of such merger, consolidation or reorganization less than 70% of the combined voting power of the then-outstanding securities of such corporation, partnership, limited liability company, or other entity or person immediately after such transaction are held in the aggregate by holders of voting securities of the Company immediately prior to such transaction;

                      (ii) The Company sells all or substantially all of its assets to any other corporation, partnership, limited liability company, or other entity or person, and thereafter, less


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than 70% of the combined voting power of the then-outstanding voting securities of the acquiring or consolidated entity are held in the aggregate by the holders of voting securities of the Company immediately prior to such sale;

                      (iii) There is a report filed after the date on which the option is granted on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) representing 30% or more of the combined voting power of the then-outstanding voting securities of the Company;

                      (iv) The Company shall file a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 5(b) or Item 14 of Schedule 14A thereunder (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

                      (v) During any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority of the Board of Directors of the Company unless the election or the nomination for election by the Company's shareholders of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of such two (2)-year period.

               (c) Notwithstanding anything herein to the contrary, in the event all of the following occur: (i) a contemplated Change in Control is proposed by the Company; (ii) this option would by itself cause a contemplated Change in Control, that would otherwise be eligible to be accounted for as a "pooling of interests" accounting transaction, to become ineligible for such accounting treatment; and (iii) the Company and the other party(ies) to the Change in Control transaction desire to account for such contemplated Change in Control as a "pooling of interests" transaction, then the provisions of this option may be modified by the Board of Directors to the furthest extent possible to permit the contemplated Change in Control transaction to be accounted for as a "pooling of interests" accounting transaction. In addition, the Board of Directors shall, to the extent reasonably possible subject to the foregoing, modify this option to remain consistent with the intent of the Company in granting this option as it relates to shares exercisable and vesting. Accounting issues will be determined by the independent auditors of the parties to the Change in Control transaction applying generally accepted accounting principles and any requirements imposed by regulatory authorities.


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        3. EXERCISE PRICE AND METHOD OF PAYMENT.

               (a) EXERCISE PRICE. The exercise price of this option is seven and 125/1000 dollars ($7.125) per share, being not less than one hundred percent (100%) of the fair market value of the Common Stock on the date of grant of this option.

               (b) METHOD OF PAYMENT. Payment of the exercise price per share is due in full upon exercise of all or any part of each installment which has accrued to you. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:

                      (i) Payment of the exercise price per share in cash (including check) at the time of exercise;

                      (ii) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

                      (iii) Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

                      (iv) Payment by a combination of the methods of payment permitted by subparagraph 3(b)(i) through 3(b)(iii) above.

        4. WHOLE SHARES. This option may only be exercised for whole shares.

        5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

        6. TERM. The term of this option commences on December 3, 1998, the date of grant, and expires on December 2, 2008 (the "Expiration Date"), which date shall be no more than ten (10) years from the date this option is granted, unless this option expires sooner as set forth below or in the Plan. In no event may this option be exercised on or after the Expiration Date. This option shall terminate prior to the Expiration Date as follows: three (3) months after the termination of your Continuous Status as an Employee, Director or Consultant with the Company or an Affiliate of the Company unless one of the following circumstances exists:

               (a) Your termination of Continuous Status as an Employee, Director or Consultant is due to your disability. This option will then expire on the earlier of the Expiration


                                       3.

Date set forth above or twelve (12) months following such termination of Continuous Status as an Employee, Director or Consultant.

               (b) Your termination of Continuous Status as an Employee, Director or Consultant is due to your death or your death occurs within three
(3) months following your termination of Continuous Status as an Employee, Director or Consultant for any other reason. This option will then expire on the earlier of the Expiration Date set forth above or twelve (12) months after your death.

               (c) If during any part of such three (3)-month period you may not exercise your option solely because of the condition set forth in paragraph 5 above, then your option will not expire until the earlier of the Expiration Date set forth above or until this option shall have been exercisable for an aggregate period of three (3) months after your termination of Continuous Status as an Employee, Director or Consultant.

               (d) If your exercise of the option within three (3) months after termination of your Continuous Status as an Employee, Director or Consultant with the Company or with an Affiliate of the Company would result in liability under section 16(b) of the Securities Exchange Act of 1934, then your option will expire on the earlier of (i) the Expiration Date set forth above, (ii) the tenth (10th) day after the last date upon which exercise would result in such liability or (iii) six (6) months and ten (10) days after the termination of your Continuous Status as an Employee, Director or Consultant with the Company or an Affiliate of the Company.

        However, this option may be exercised following termination of Continuous Status as an Employee, Director or Consultant only as to that number of shares as to which it was exercisable on the date of termination of Continuous Status as an Employee, Director or Consultant under the provisions of paragraph 2 of this option.

        In order to obtain the federal income tax advantages associated with an "incentive stock option," the Code requires that at all times beginning on the date of grant of the option and ending on the day three (3) months before the date of the option's exercise, you must be an employee of the Company or an Affiliate of the Company, except in the event of your death or permanent and total disability. The Company has provided for continued vesting or extended exercisability of your option under certain circumstances (for example, disability) for your benefit, but cannot guarantee that your option will necessarily be treated as an "incentive stock option" if you provide services to the Company or an Affiliate of the Company as a consultant or exercise your option more than three (3) months after the date your employment with the Company and all Affiliates of the Company terminates.

        7. EXERCISE.

               (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to subsection 11(e) of the Plan.


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               (b) By exercising this option you agree that, as a precondition to the completion of any exercise, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise. You also agree that the exercise of this option has not been completed and that the Company is under no obligation to issue any shares of Common Stock to you until such an arrangement is established or the Company's tax withholding obligations are satisfied, as determined by the Company.

        8. TRANSFERABILITY. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.

        9. REDUCTION FOR DISQUALIFIED INDIVIDUALS.

               (a) If this option becomes fully vested in connection with Optionee's termination following a Change in Control as described in the Plan, and if Optionee is deemed to be a "disqualified individual" as defined in
Section 280G of the Code (which includes certain officers and highly compensated employees of the Company), then if the aggregate of the Optionee's gain upon the exercise of the option with respect to shares that became fully vested because of a Change in Control and all other payments made to Optionee in connection with a Change in Control would constitute a "parachute payment" within the meaning of Section 280G of the Code and would, but for this subsection (a), subject Optionee to liability for the twenty percent (20%) excise tax imposed by
Section 4999 of the Code (the "Excise Tax"), then, subject to the provisions of subsection (b) hereof, the option exercise shall be reduced to the largest amount which the Company determines would result in no portion of such exercise being subject to the Excise Tax (but in no event shall the option exercise be reduced below the number of shares vested prior to acceleration in connection with a Change in Control). The Company's determination of any required deduction pursuant to this subsection (a) shall be conclusive and binding upon Optionee. However, if the Internal Revenue Service ("IRS") nevertheless determines that an exercise is subject to the Excise Tax, then subsection (b) hereof shall apply.

               (b) If notwithstanding the reduction described in subsection (a) hereof (or in the absence of any such reduction), the IRS determines that Optionee is liable for the Excise Tax as a result of the exercise, then Optionee shall be obligated to rescind within thirty (30) days after final IRS determination, the exercise of shares that subject the Optionee to the Excise Tax; provided, however, that Optionee shall not be obligated to rescind the exercise of shares that were vested prior to acceleration in connection with a Change in Control. The rescinded amount shall be the smallest such amount, if any, as shall be required so that no portion of Optionee's exercise shall be subject to the Excise Tax. In the event of any rescission hereunder, the Company shall return to Optionee the full exercise price paid by Optionee for the shares being rescinded.


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        10. OPTION NOT A SERVICE CONTRACT. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In addition, nothing in this option shall obligate the Company or any Affiliate of the Company, or their respective shareholders, Board of Directors, officers or employees to continue any relationship which you might have as a Director or Consultant for the Company or Affiliate of the Company.

        11. NOTICES. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

        12. GOVERNING PLAN DOCUMENT. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, including without limitation the provisions of Section 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

        Dated the 3rd day of December, 1998.

                                            Very truly yours,

                                            PMR CORPORATION


                                            By:
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                                            Title:
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ATTACHMENTS:

        1997 Equity Incentive Plan
        Notice of Exercise


                                       6.

The undersigned:

               (a) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

               (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its Affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options previously granted and delivered to the undersigned under stock option plans of the Company, and (ii) the following agreements only:

               NONE
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                               (Initial)

               OTHER
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                                    [optionee signature]


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                                    Address:

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                                       7.

                               NOTICE OF EXERCISE


PMR Corporation
501 Washington Street
Fifth Floor
San Diego, CA 92103

                                                   Date of Exercise: ___________

Ladies and Gentlemen:

        This constitutes notice under my incentive stock option that I elect to purchase the number of shares for the price set forth below.


        Stock option dated:                                                     ___________

        Number of shares as to which option is exercised:                       ___________

        Certificates to be issued in name of:                                   ___________

        Total exercise price:                                                   $__________

        Cash payment delivered herewith:                                        $__________

        Value of ______ shares of common stock delivered herewith1:             $__________


        By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Company's 1997 Equity incentive Plan and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.

                                        Very truly yours,


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1 Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.


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